                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                               ---------------

                                   FORM S-8

           REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                           BARR LABORATORIES, INC.
            (Exact name of registrant as specified in its charter)



         New York                                               22-1927534
(State or other jurisdiction of                              (I.R.S. Employer
incorporation or organization)                              Identification No.)



 Two Quaker Road, Pomona, New York                               10970-0519
(Address of Principal Executive Offices)                         (Zip Code)


               Barr Laboratories, Inc. 1993 Stock Incentive Plan
                           (Full title of the plan)


                                 Martin Zeiger
                   Senior Vice President and General Counsel
                            Barr Laboratories, Inc.
                                Two Quaker Road
                             Pomona, NY 10970-0519
                    (name and address of agent for service)

                                 (845) 362-1100
         (Telephone number, including area code, of agent for service)



                         CALCULATION OF REGISTRATION FEE


-------------------------------------------------------------------------------------------------------------------
                                                Proposed Maximum       Proposed Maximum
Title of Securities to   Amount to be           Offering Price Per     Aggregate Offering     Amount of
be Registered            Registered             Unit (1)               Price (1)              Registration Fee
-------------------------------------------------------------------------------------------------------------------
Common Stock ($.01 par
value)                   200,000 shares         $77.08                 $15,416,000.00         $3,685.00
-------------------------------------------------------------------------------------------------------------------



(1) Estimated in accordance with Rule 457(c) solely for purpose of calculating the registration fee.

                      REGISTRATION OF ADDITIONAL SECURITIES

             The contents of Form S-8 Registration Statement Nos. 33-73696, 333-17349 and 333-50356 are by reference thereto incorporated herein.


Item  8. Exhibits.

          5.      Opinion and Consent of Winston & Strawn.

         23.      Consent of Deloitte & Touche LLP.

         24.      Power of Attorney.

                                  SIGNATURES

                  Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pomona, State of New York on this 18th day of December, 2001.

                                             BARR LABORATORIES, INC.

                                             By  /s/ WILLIAM T. MCKEE
                                                -------------------------------
                                                     William T. McKee
                                                     Sr. Vice President and
                                                     Chief Financial Officer

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.



SIGNATURE                               TITLE                                               DATE
---------                               -----                                               ----
BRUCE L. DOWNEY                         Director and Chief Executive Officer                December 18, 2001
---------------
Bruce L. Downey

WILLIAM T. MCKEE                        Principal Financial and Accounting Officer          December 18, 2001
----------------
William T. McKee

PAUL M. BISARO
--------------
Paul M. Bisaro                          Director                                            December 18, 2001

Carole S. Ben-Maimon                    Director*
Robert J. Bolger                        Director*
Harold N. Chefitz                       Director*
Edwin A. Cohen                          Director*
Jack M. Kay                             Director*
Bernard C. Sherman                      Director*
George P. Stephan                       Director*
E. Thomas Arington                      Director*
Richard R. Frankovic                    Director*
Peter R. Seaver                         Director*

*By /s/  WILLIAM T. MCKEE
    ---------------------
       William T. McKee                                                                     December 18, 2001
       Attorney-in-fact





                                      -3-